UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

NATURAL ALTERNATIVES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-15701

Delaware	84-1007839
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1535 Faraday Avenue, Carlsbad, CA 92008
(Address of principal executive offices, including zip code)

760-736-7700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	NAII	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Natural Alternatives International, Inc., a Delaware corporation, ("NAI") is party to a Credit Agreement (most recently amended June 20, 2025) with Wells Fargo Bank, National Association ("Wells Fargo"). The Credit Agreement as amended incorporates a Revolving Line of Credit Note, a Term Note, Security Agreement and Deed of Trust.

For its fiscal first quarter ended September 30, 2025, NAI was not in compliance with the maximum net loss and fixed charge coverage ratio covenants of the Credit Agreement. NAI advised Wells Fargo that NAI did not comply with all of the covenants required under the Credit Agreement in the first quarter of NAI's fiscal 2026, and requested Wells Fargo waive each and all of the defaults.

On December 17, 2025 NAI and Wells Fargo entered into a Waiver and Release Agreement in connection with the Credit Agreement. Pursuant to the Waiver and Release Agreement Wells Fargo waived all of the defaults and confirmed the Credit Agreement and related agreements between the parties remain in full force and effect.

The foregoing description does not purport to be complete and is qualified in its entirety by the Waiver and Release Agreement attached hereto as Exhibit 10.43 which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.43         Waiver and Release Agreement by and between NAI and Wells Fargo effective as of December 12, 2025.
104            Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc. a Delaware corporation

December 17, 2025	By:	/s/ Michael E. Fortin
Michael E. Fortin, Chief Financial Officer